Exhibit (10)(az)

MET-PRO CORPORATION
RETIREMENT SAVINGS PLAN

(Effective as of January 1, 2007)

MET-PRO CORPORATION
RETIREMENT SAVINGS PLAN

Page

INTRODUCTION	1

ARTICLE 1	DEFINITIONS	2

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ARTICLE 2	PARTICIPATION	9

2.01	Eligibility	9
2.02	New Participants	9
2.03	Effect of Break in Service	10
2.04	Designation of Beneficiary	10

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ARTICLE 3	CONTRIBUTIONS AND VESTING	12

3.01	Before-Tax Contributions	12
3.02	Employer Contributions	14
3.03	Matching Contributions	16
3.04	Allocation of Matching Contributions	16
3.05	Rollover Amount	17
3.06	Vesting of Account	17
3.07	Forfeitures	17

ARTICLE 4	LIMITATIONS ON CONTRIBUTIONS	20

4.01	Maximum Amount of Before-Tax Contributions	20
4.02	Deductibility	20
4.03	Limitation on Annual Additions	21
4.04	Actual Deferral Percentage Test	22
4.05	Actual Contribution Percentage Test	25

ARTICLE 5	INVESTMENT OF ACCOUNTS	27

5.01	Investment Elections	27
5.02	Responsibility for Investment Elections	28
5.03	Limitations on Investments	28
5.04	Interim Investments	28
5.05	Limitation on Duties	29

ARTICLE 6	VALUATION OF ACCOUNTS	30

6.01	Valuation of Investment Funds	30
6.02	Valuation of Participants’ Accounts	30

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ARTICLE 7	LOANS	31

ARTICLE 8	DISTRIBUTION OF BENEFITS	34

8.01	Time of Distribution	34
8.02	Minimum Distributions	34
8.03	Latest Commencement of Benefits	41
8.04	Method of Payment	41
8.05	Payment to Minors or Incompetents	44
8.06	Distribution Under Qualified Domestic Relations Orders	44
8.07	Direct Rollover Provisions	44

ARTICLE 9	IN-SERVICE WITHDRAWALS	47

9.01	Hardship Withdrawals	47

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ARTICLE 10	TRUST FUND	50

10.01	Trust Agreement	50
10.02	Trustee	50
10.03	Separate Funds	50
10.04	Investment Managers	50

ARTICLE 11	ADMINISTRATION	52

ARTICLE 12	CLAIMS PROCEDURE	57

12.01	Claim for Benefits	57
12.02	Timing of Notification of Benefit Determination	57
12.03	Manner and Content of Benefit Determinations	57
12.04	Appeal of Adverse Benefit Determinations	58
12.05	Timing of Notification of Benefit Determination on Review	59
12.06	Manner and Content of Notification of Benefit Determination on Review	60
12.07	Failure to Follow Claims Procedures	61
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ARTICLE 13	AMENDMENT, WITHDRAWAL, TERMINATION AND MERGER	62

13.01	Amendment	62
13.02	Application of Amendments to Benefits Previously Determined	62
13.03	Right to Terminate	63
13.04	Withdrawal of an Employer	63
13.05	Merger, Consolidation or Transfer	63

ARTICLE 14	MISCELLANEOUS	65

ARTICLE 15	TOP HEAVY PROVISIONS	70

15.01	Definition of Terms Used in This Article 15	70
15.02	Consequences of Top Heavy Status	72

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MET-PRO CORPORATION
RETIREMENT SAVINGS PLAN

INTRODUCTION

Met-Pro Corporation (the “Company”) sponsors this Met-Pro Corporation Retirement Savings Plan (the “Plan”).  The Plan was originally adopted effective January 1, 1999, and has been previously amended and restated.  This amendment and restatement is effective January 1, 2007.

ARTICLE 1
DEFINITIONS

1.01           “Account” means a Participant’s Before-Tax Contributions Account, Matching Contributions Account, Rollover Account, Employer Contribution Account, and to the extent applicable, the Transferred Accounts.

1.02           “Account Balance” means the entire amount allocated to a Participant’s Accounts in the Trust Fund.

1.03           “Affiliated Company” means each trade or business (whether or not incorporated) which together with the Employer is treated as a controlled group of corporations, as under common control or as an affiliated service group, within the meaning of Section 414(b), (c), (m) or (o) of the Code, except that the modification provided for in Section 415(h) of the Code shall be taken into account where applicable.

1.04           “Before-Tax Contributions” means the contributions made on behalf of a Participant by the Employer pursuant to Section 3.01.

1.05           “Before Tax Contributions Account” means the account used to record a Participant’s interest in the Plan attributable to his Before-Tax Contributions.  The Before-Tax Contribution Account shall include a Participant’s interest in Catch-Up Contributions.

1.06           “Beneficiary” means any person or persons last designated by a Participant under Section 2.03 of the Plan.

1.07           “Board of Directors” means the Board of Directors of the Company.

1.08           “Break in Service” means a 12-consecutive-month period in which a Participant fails to complete at least 500 Hours of Service.  In the case of an Employee who is absent from work solely for maternity or paternity reasons, the 12-consecutive-month period beginning on the first anniversary of the first date of such absence shall not constitute a Break in Service.  An absence from work for maternity or paternity reasons means an absence (i) by reason of pregnancy of the individual, (ii) by reason of the birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.  The service credited under this paragraph shall be credited (x) in the Plan Year in which the absence begins if the crediting is necessary to prevent a Break in Service in that period or (y) in all other situations in the following Plan Year.

1.09           “Catch-Up Contributions” means those contributions made pursuant to Section 3.01(e) of the Plan and held in a Participant’s Before-Tax Contribution Account.

1.10           “Code” means the Internal Revenue Code of 1986, as amended.

1.11           “Company” means Met-Pro Corporation and its successors.

1.12           “Compensation” means all remuneration received by an Employee from the Employer for services performed for the Employer which are subject to Federal income tax withholding at the source, excluding disability pay paid under the Employer’s short-term disability plan.  In addition, Compensation shall include amounts not currently included in income by reason of the application of Code Sections 125, 132(f)(4) or 402(e)(3), or 403(g)(3).

The annual Compensation of each Participant taken into account under the Plan for any Plan Year shall not exceed the Code Section 401(a)(17) limit, as adjusted by the Adjustment Factor.  Compensation of each Employee that may be taken into account under the Plan shall not exceed the first $200,000 of an Employee’s Compensation (as adjusted by the Secretary of the Treasury under Code section 415(d)).

Compensation shall include payments of regular Compensation received by the Employee in his or her final paycheck(s), including commissions and/or a payout of unused vacation, if such amounts are paid by the later of 2½ months following the Employee’s severance from employment or the end of the Plan Year.

1.13           “Covered Employee” means any Employee of the Employer, except: (i) an Employee who is a nonresident alien (within the meaning of Code § 7701(b)(1)(B)) who receives no earned income (within the meaning of Code § 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code § 861(a)(3)); (ii) an Employee who is a member of a collective bargaining unit covered under a collective bargaining agreement which was the subject of good faith bargaining between the Employer and a collective bargaining representative except that the Plan shall include Employees designated as Met-Pro Corporation Fybroc Union employees; and (iii) any majority owner of the Employer or a family member of such owner.

1.14           “Disabled” or “Total and Permanent Disability” or “Disability” means having a disability which qualifies the Participant for the Employer-sponsored long-term disability benefits (“LTD benefits”), if any.  A Participant shall be Disabled only so long as he or she continues to qualify for LTD benefits.  To be Totally and Permanently Disabled, the disability must arise while the Participant is employed by an Employer or an Affiliate.

1.15           “Early Retirement Age” means for Employees in the Air and Water Technologies Corporation (Flex Kleen Division) covered under the prior plans applicable to such employees as set forth in Appendix A, age 55 and 7 Years of Vesting Service.

1.16           “Effective Date” means January 1, 2007.

1.17           “Employee” means any person who is paid a common law employee of the Employer but does not include any individual hired and classified by the Employer as an independent contractor or subcontractor, or individuals hired for a specified temporary period of time, or the duration of a special project, with no expectation of long-term employment (unless and until said individual is specifically notified by the Employer that he is being reclassified as a regular employee).

In addition, the term “Employee” shall not include a “leased employee” of an Employer.  A “leased employee” is any person who is not an employee and who provides services to the Employer (A) under an agreement between the Employer and the leasing organization, (B) such services have been performed by the person for the recipient (or for the recipient and related persons as defined in Code Section 414(n)) on a substantially full time basis for at least one year, and (C) such services are performed under the primary direction and control of the Employer.  Notwithstanding, a “leased employee” shall be treated as an employee of the Employer solely to the extent required under Code Section 414(n) (but shall in no event be eligible to participate in the Plan). However, “leased employees” shall not be treated as employees of the Employer to the extent permitted under Code Section 414(n) if the leased employees constitute no more than 20% of the Employer’s “non-highly compensated” work force, and the leasing organization maintains a qualified nonintegrated money purchase pension plan in which: (a) at least 10% of compensation is contributed for each participant, (b) participants are immediately fully vested in all contributions, and (c) each leasing organization employee immediately participates.

1.18           “Employer” means the Company and each other Affiliated Company that adopts this Plan with the approval of the Board of Directors and subject to such conditions as the Board of Directors may impose.

1.19           “Employer Contributions” means the contributions made on behalf of a Participant by the Employer pursuant to Section 3.02.

1.20           “Employer Contributions Account” means the account used to record a Participant’s interest in the Plan attributable to Employer Contributions.

1.21           “Entry Date” means the earlier of the first day of the Plan Year, or the first day of the fourth, seventh or tenth month of the Plan Year coinciding with or next following the date on which an Employee meets the eligibility requirements.

1.22           “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.23           “Highly Compensated Employee” means for a particular Plan Year, any Employee who (i) performs services for the Company and any Affiliated Company during the Plan Year or the immediately preceding Plan Year and who was, or is, a “5 percent owner” (as defined in Section 416 of the Code), or (ii) for the preceding Plan Year received “compensation” (as defined in Section 415 of the Code) from the Company and any Affiliated Company in excess of $100,000 (as adjusted).

A Highly Compensated Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performed no service for the Employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the Employee’s 55th birthday.

1.24           “Hour of Service” means, in accordance with Department of Labor Regulation Section 2530.200b-2, each hour for which an Employee is directly or indirectly paid, or entitled to be paid by an Employer, regardless of whether employment duties are performed, and each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by an Employer.  These hours shall be credited to an Employee for the computation period during which his employment duties were performed, but in the event a payment is made or due for a reason other than the performance of duties, hours shall be credited for the computation period during which the absence from work occurred.

1.25           “Investment Fund” means any of the funds in which a Participant may direct the investment of his or her Account.  The Plan Administrator shall have complete and exclusive discretion (i) to designate the type and number of funds and (ii) to change the type and number of funds.

1.26           “Matching Contributions” means the contributions made on behalf of a Participant by the Employer pursuant to Section 3.03.

1.27           “Matching Contributions Account” means the account used to record a Participant’s interest in the Plan attributable to his or her Matching Contributions.

1.28           “Normal Retirement Age” means the attainment of age 65.

1.29           “Non-Highly Compensated Employee” means each Covered Employee who is eligible to make Before-Tax Contributions to the Plan and who is not a Highly Compensated Employee.

1.30           “Participant” means a Covered Employee who has met the eligibility requirements of Article 2 or an Employee and, where applicable, includes a former Employee who has a balance in his Account.

1.31           “Plan” means this Met-Pro Corporation Retirement Savings Plan, as amended from time to time.

1.32           “Plan Administrator” means the Company.

1.33           “Plan Year” means the calendar year.

1.34           “Rollover Account” means the account used to record a Participant’s interest in the Plan attributable to any Rollover Amount.

1.35           “Rollover Amount” means a Participant contribution of an eligible rollover distribution from a qualified plan described in Section 401(a), 403(a), 403(b) or 457(b) of the Code, excluding a rollover that includes after-tax employee contributions.  The Plan will accept a Participant rollover contribution of a distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code (“Eligible IRA”) that is eligible to be rolled over and would otherwise be includible in gross income but will not accept a rollover contribution from the portion of a distribution from an Eligible IRA that is eligible to be rolled over and otherwise includible in gross income.

1.36           “Spouse” means the person to whom a Participant is legally married (as determined under the laws of the state in which he was a resident at the time or marriage).

1.37           “Transferred Account” means the account used to record a Participant’s interest in the Plan attributable to amounts described in Appendix A.

1.38           “Trust Agreement” means the trust agreement between the Company and the Trustee, and any amendments or supplements thereto or any successor trust agreement or agreements, under which one or more trusts are established and maintained to hold all or a portion of the Trust Fund and includes any agreement establishing a custodian account or annuity contract.

1.39           “Trustee” means the person or entity appointed under Article 10, or any successor Trustee as named by the Company, and includes any custodian under a custodian account or any insurer with respect to an annuity contract.

1.40           “Trust Fund” means all money or other property transferred by the Employer to the Trustee in accordance with the Plan and held by the Trustee under the Trust Agreement.

1.41           “Valuation Date” means each business day for which securities are traded on a nationally recognized securities market and any other date determined by the Plan Administrator.

1.42           “Year of Service” means each Plan Year in which an Employee earns 1,000 or more Hours of Service.  Solely for purposes of determining eligibility to participate under Article 2, Year of Service means the 12-month period commencing on the date of employment, and each anniversary thereafter, during which the Employee completes 1,000 or more Hours of Service.

ARTICLE 2
PARTICIPATION

2.01           Eligibility

Each Covered Employee shall become a Participant on the earlier of (a) or (b) below.

(a)           Each Covered Employee shall become a Participant as of the first Entry Date that coincides with or next follows the later of the date a Covered Employee (i) attains age 21 or (ii) completes 500 Hours of Service with the Employer measured only by service performed during each six (6) month period preceding each Entry Date.

(b)           Each Covered Employee shall become a Participant as of the first Entry Date that coincides with or next follows the later of the date a Covered Employee (i) attains age 21 or (ii) completes a Year of Service with the Employer in the twelve (12) month period beginning on the Participant’s date of employment and each anniversary thereafter.

For purposes of this subsection (b), service earned with the following predecessor organizations will be recognized for eligibility purposes: (i) the Flex Kleen Division of Met-Pro Corporation; (ii) Strobic Air Corporation, a subsidiary of Met-Pro Corporation; and (iii) Pristine Water Solutions, Inc. (with respect to former employees of Pristine Hydrochemical, Inc.).

2.02           New Participants

Except as provided in Section 3.01, each Covered Employee who first becomes a Participant on or after January 1, 2007 shall be automatically enrolled and participate in the Plan as of the Entry Date following the date the Employee meets the requirements of Section 2.01 in accordance with Section 3.01.

2.03           Effect of Break in Service

Participation in this Plan shall continue unless and until a Participant incurs a Break in Service.  If such Participant is re-employed following a Break in Service, he shall resume participation in the Plan effective as of his date of re-employment.  If a Participant is rehired after incurring 5 one-year Breaks in Service, his prior Years of Service shall be counted for purposes of 2.01(b), except for a Participant who first became a Participant on or after January 1, 2007 and who was 0% vested at the time the Break in Service commenced.

2.04           Designation of Beneficiary

(a)           Procedures for Designating

Each Participant shall have the right to designate a Beneficiary to receive the interest of such Participant in the Trust Fund upon the death of the Participant.  A Beneficiary designation under the Plan must be made in the form prescribed by the Plan Administrator.  A Beneficiary designation shall be held on file by the Plan Administrator and shall remain binding until effectively changed by the Participant in accordance with procedures established by the Plan Administrator.

A Participant who wishes to designate, or who previous to marriage has designated, a primary Beneficiary other than his Spouse, shall furnish to the Plan Administrator the written and notarized consent of his Spouse.  Unless otherwise specified by law or regulation, the designation of a non-Spouse Beneficiary shall be ineffective absent the Spouse’s consent.  Subject to the required Spouse’s consent, a Participant shall have the right to change or revoke any Beneficiary designation, at any time and from time to time, by filing a new designation or notice of revocation with the Plan Administrator.  A Spouse’s consent applies only to the signatory Spouse and does not bind any future Spouse.  In the event the Participant remarries, the new Spouse will be deemed to be the Beneficiary, unless the procedures set forth above to designate another Beneficiary are followed with respect to the new Spouse.

(b)           Death of Participant Prior to or while Receiving Payments

If a Participant dies while entitled to receive any payment under the Plan, the payment shall be made to his Beneficiary.  If a Participant dies without having an effective designation in effect, or if no designated Beneficiary survives such Participant, any payments becoming payable under this Plan by reason of his death shall be paid, in accordance with procedures established by the Plan Administrator and on direction of the Plan Administrator, to the Participant’s estate.

(c)           Death of Beneficiary while Receiving Payments

If a Beneficiary dies at any time when any amount remains to be paid to him under this Plan, and if the Participant has not named a successor or contingent Beneficiary, the remaining benefits shall be paid, in accordance with procedures established by the Plan Administrator and on the direction of the Plan Administrator, to the Participant’s estate.

ARTICLE 3
CONTRIBUTIONS AND VESTING

3.01           Before-Tax Contributions

(a)           Automatic Before-Tax Contributions

For each Covered Employee who first becomes a Participant on or after January 1, 2007 (excluding rehires), the Employer shall automatically contribute, on behalf of such Employee beginning with the first payroll period after such Employee becomes a Participant, four (4) percent of the Participant’s Compensation as a Before-Tax Contribution.  The Employer shall provide at least 30 days advance notification of such automatic contribution to the Employee, and such notification shall provide the Employee the ability to opt-out of such automatic contribution or to increase or decrease his Before-Tax Contribution in accordance with the provisions of Section 3.01(b).

(b)           Amount of Before-Tax Contributions

For each calendar month, the Employer shall contribute to the Plan for each Participant (other than a Participant described in (a) above, an amount equal to the percentage of the Participant’s Compensation designated by the Participant on the form provided by the Plan Administrator (“Election Form”) and filed by the Participant with the Plan Administrator in accordance with its procedures.  For Participants covered by (a) above who file an Election Form, the Employer shall contribute such percentage of Compensation as designated on the Election Form which modifies the automatic Before-Tax Contribution set forth in 3.01(a).  Such percentage may be between one and twenty-five (25) percent.  Notwithstanding, the Plan Administrator may establish an administrative limit on the percentage of Before-Tax Contributions that may be contributed on behalf of a Highly Compensated Employee during any Plan Year as may be necessary or desirable to ensure compliance with the nondiscrimination tests applicable to the Plan.

(c)           Payroll Deductions

Before-Tax Contributions made on behalf of Participants shall be collected by the Employer through deductions from the Participant’s Compensation.  Before-Tax Contributions shall be paid by the Employer to the Trustee as soon as administratively possible, but in no event later than the fifteenth (15th) business day of the month following the month in which the contribution is withheld by the Employer from the employee’s wages or the amount is received by the Employer.

(d)           Change in or Discontinuance of Before-Tax Contributions

A Participant may elect to change the amount of his Before-Tax Contributions, or discontinue or resume Before-Tax Contributions, in accordance with procedures established by the Plan Administrator.  The Plan Administrator shall have the right to limit the number of changes in a Plan Year.

If the Employer at any time prior to the end of the Plan Year determines that the then current rate of Before-Tax Contributions for a Participant will violate the limitations described in Article 4, the Employer may, in its sole discretion and upon notice to each affected Participant:  (i) unilaterally reduce, on a prospective basis, the maximum percentage of Compensation with respect to which Before-Tax Contributions will be made for Participants in the group of Highly Compensated Employees; and (ii) automatically amend the Election Form of each affected Participant as of the date specified in such notice, without any further action on the part of such Participant or the Employer, to the extent necessary to conform the Election Form to the new limitation determined by the Employer.  The Employer may at any time, in its sole discretion, remove or revise any limitation determined by it, in which event and upon written notice from the Employer to each affected Participant, the Participant’s Election Form shall be appropriately modified.

(e)           Catch-up Contributions

Effective January 1, 2002, all Participants who are eligible to make elective deferrals under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make Catch-up Contributions in accordance with, and subject to the limitations of, section 414(v) of the Code.  Such Catch-up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code.  The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such Catch-up Contributions.  Matching Contributions will not be made on account of amounts designated as catch-up contributions, unless required by applicable law.  Catch-up Contributions shall be held in a Participant’s Before-Tax Contribution Account.

3.02           Employer Contributions

(a)           Amount of Employer Contributions

The Company may, in its sole discretion, declare Employer Contributions to be made by the Employer on behalf of actively employed Participants (other than those covered by a collective bargaining agreement who were hired prior to April 15, 2006 and who continue to accrue a benefit under the Met-Pro Corporation Hourly Pension Plan) in the following amounts:

(1)	two percent (2%) of Compensation for Participants under the age of 45 or with less than 5 Years of Service;
(2)	three percent (3%) of Compensation for Participants 45 years or older with 5 to 9 Years of Service;
(3)	four percent (4%) of Compensation for Participants 45 years of older with 10 of more Years of Service.

For purposes of this Section 3.02(b) only, Years of Service shall be determined under Section 3.06 but shall be modified to exclude Years of Service prior to the date that Credited Service was earned under the Met-Pro Corporation Hourly or Salaried Pension Plan, as follows:

(a) employees of Strobic Air Corporation, a subsidiary of Met-Pro Corporation will receive service from February 1, 1997;
(b) employees of the Flex Kleen division of Met-Pro Corporation will receive service from November 1, 1998; and
(c) employees of Pristine Water Solutions Inc. (who were former employees of Pristine Hydrochemical, Inc.) will receive service from June 1, 2002.

Notwithstanding the above, an Employer Contribution shall not be made under this Section 3.02(a) to any Participant who retired on an unreduced pension under the terms of the Met-Pro Corporation Hourly or Salaried Pension Plan prior to the December 31, 2006 freeze date applicable under such plans and is subsequently rehired by an Employer.

(b)           Allocation of Employer Contributions

Employer Contributions shall be allocated each payroll period to the Employer Contributions Accounts of eligible Participants who have Compensation paid during the payroll period.

(c)           Additional Employer Contributions

A Company may, in its sole discretion, declare additional Employer Contributions to be made by the Employer on behalf of all Participants.  Such contributions shall be allocated to the Accounts of eligible Participants who are employed by the Employer on the last day of the Plan Year based on the proportion that the Compensation of each Participant during the entire Plan Year bears to the total Compensation of all Participants.  Employer Contributions shall be paid by the Employer to the Trustee prior to the last day for filing (with extensions) the Employer’s federal income tax return for the fiscal year with respect to which Employer Contributions are made.

3.03           Matching Contributions

(a)           Amount of Matching Contributions

The Company may in its discretion require the Employer to contribute to the Plan for each Participant, an amount equal to a percentage of a Participant’s Before-Tax Contributions during each payroll period of a Plan Year as set forth in subsection (b) below.  The Company shall determine prior to the beginning of each Plan Year whether Matching Contributions shall be made for such Plan Year.  Matching Contributions shall be made in qualifying employer securities and shall be allocated to each Participant’s Before-Tax Contribution made during a payroll period and, paid by the Employer to the Trustee as soon as practicable after the payroll period with respect to which such Matching Contributions are made.  Matching contributions will not be made on Before-Tax Contributions withdrawn prior to the end of the payroll contribution period.

Subject to the requirements of the U.S. Securities and Exchange Commission (SEC), a Participant is permitted to diversify Matching Contributions made in Employer securities by directing the investment of such amounts into other Plan Investment Funds in accordance with Article 5.

(b)           Matching Contributions, if any, shall equal fifty percent (50%) of each Participant’s Before-Tax Contribution for a payroll period, up to a maximum of four percent (4%) of the Participant’s Compensation for such payroll period.

3.04           Allocation of Matching Contributions

Matching Contributions made pursuant to Section 3.04 will be allocated to the Matching Contributions Account of the Participant on whose behalf they are made each payroll period.

3.05           Rollover Amount

The Plan Administrator, in its sole discretion, may permit a Covered Employee to contribute a Rollover Amount to the Trust, in accordance with procedures established by the Plan Administrator.  Any Rollover Amount will be credited to a Rollover Account established for the Participant.

3.06           Vesting of Account

A Participant shall at all times be 100% vested in his Before-Tax Contributions, Catch-Up Contributions and Rollover Amounts and in his Transferred Accounts.  The interest of a Participant in the remainder of his Account shall become nonforfeitable in the following manner:

Years of Service	Vesting Percentage
Less Than 3	0
Three or more	100

Notwithstanding the above vesting schedule, any Participant hired prior to January 1, 2007 shall become vested in accordance with the applicable vesting schedule in effect under the Plan on the Participants’ initial date of participation until such Participant has attained three (3) Years of Service, at which time the Participant shall become 100% vested.  In addition, the non-vested portion of the Account shall become nonforfeitable upon attainment of Early Retirement Age (Flex Kleen Division only), Normal Retirement Age, death or retirement due to Disability.

Years of Service for applicable employees earned with the following employers will be recognized for vesting purposes: (i) the Flex Kleen Division of Met-Pro Corporation; (ii) Strobic Air Corporation, a subsidiary of Met-Pro Corporation; and (iii) former employees of Pristine Hydrochemical, Inc. (current Pristine Water Solutions, Inc.).

3.07           Forfeitures

(a)           If a Participant terminates employment and the vested portion of his Account (as determined under Plan Article IX) is paid to him in a lump sum distribution pursuant to Article VIII, the nonvested portion shall be forfeited on the day on which the distribution occurred.  If a Participant terminates employment with no vested interest in the Plan, he shall be deemed to have received a cash-out distribution of his entire Plan benefit.

(b)           If a Participant receives a distribution which is less than the value of the Participant’s Account and is reemployed by an Employer prior to incurring five consecutive Breaks in Service, the portion of such Account forfeited pursuant to subsections (a) will be restored if the Participant repays to the Plan the full amount of the distribution.  Such repayment must be made prior to the fifth anniversary of the first date on which the Participant is subsequently reemployed by the Employer.

(c)           If a Participant does not receive a distribution of the vested portion of his Account pursuant to Article VIII, the vested portion of his Account shall continue to be maintained and adjusted until such portion is distributed under the applicable provisions of the Plan.  The portion of his or her Account which is not vested will be forfeited as soon as practicable after the day on which the Participant incurs five consecutive one-year Breaks in Service.

(d)           If a Participant incurs five consecutive Breaks in Service, or if subsection (b) is applicable to the Participant but he or she fails to make the repayment described in such subsection, he or she shall permanently forfeit the portion of his or her Account which was not vested.  Any Years of Service earned prior to the five consecutive Breaks in Service will continue to be counted toward vesting in contributions made after reemployment, unless the Participant was 0% vested in his or her Account at the time the consecutive Break in Service period began and first became a Participant on or after January 1, 2007.

(e)           Any forfeitures arising as a result of this Section 3.07 shall be applied in the following manner:

(1)	First forfeitures shall be used to restore returning Participant’s Accounts in accordance with the rules described in this Section;

(2)	Next, if the Company elects, forfeitures will be used to pay reasonable costs of administering the Plan; and

(3)
Then, forfeitures will be used to reduce Employer Contributions and Matching Contributions under the Plan for the Plan Year in which the forfeitures arise, and remaining forfeitures shall be used to reduce such contributions or for the next succeeding Plan Year.

ARTICLE 4
LIMITATIONS ON CONTRIBUTIONS

4.01           Maximum Amount of Before-Tax Contributions

(a)           Elective Deferral Limit

A Participant’s Before-Tax Contributions for a calendar year when considering this Plan and all other plans, contracts or arrangements of the Employer and any Affiliated Company may not in the aggregate exceed the limitation in effect for such calendar year under Code Section 402(g)(1), except to the permitted under Code Section 414(v), if applicable.

(b)           Mandatory Distribution of Excess Deferrals

If, for a calendar year, a Participant’s Before-Tax Contributions exceed the limit in Section 4.01(a) above, such excess deferrals and income allocable thereto will be distributed to the Participant on or before April 15 of the following calendar year.  The income allocable to the excess deferrals will be determined in accordance with this Section.

The income allocable to excess deferrals for a calendar year is equal to allocable gain or loss for the calendar year, which is determined by multiplying the net income (or loss) for the calendar year allocable to Before-Tax Contributions by a fraction, the numerator of which is the excess deferrals by the Employee for the taxable year, and the denominator of which is the sum of (i) the Account Balance of the Employee attributable to Before-Tax Contributions as of the beginning of the calendar year and (ii) the Employee’s Before-Tax Contributions for the calendar year.

4.02           Deductibility

The aggregate contributions made to the Plan shall not be in excess of the maximum amount allowable as a deduction for federal income tax purposes under Section 404 of the Code.

4.03           Limitation on Annual Additions

(a)           Amount of Limitation

Notwithstanding any other provision of this Plan, the total “annual additions” (as defined under Code Section 415 and regulations thereunder) to the Account of any Participant under this Plan and any other defined contribution plan or plans maintained by the Employer or any Affiliated Company for any Plan Year shall not exceed the lesser of (i) 100 percent of the Participant’s “compensation” (as defined in Code Section 415(c)(3), which shall include any elective deferral, as defined in Code Section 402(g)(3), or any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the Employee’s gross income by reason of Code Sections 125, 132(f)(4) or 457) for any Plan Year or (ii) $40,000 (as adjusted for increases in the cost-of-living under Code Section 415(d)).

(b)           Elimination of Excess Amount

In the event that the limit in Section 4.03(a) above is exceeded with respect to any Participant for the Plan Year due to an erroneous estimation of compensation or an allocation of forfeitures, the excess amount shall be held in a suspense account and applied to reduce future Employer Contributions or Matching Contributions for Participants whose allocation resulted in such excess amount.  To the extent any excess amount remains unallocated upon a Participant’s termination of service, such excess amount shall be reallocated among other eligible Participants.  Effective for Plan Years beginning on and after July 1, 2007, the Plan shall apply any correction methodology permitted under Treasury Regulations issued under Code Section 415 and guidance issued thereunder.

4.04           Actual Deferral Percentage Test

(a)           Definition of Actual Deferral Percentage

“Actual Deferral Percentage” means the average of the percentages (calculated separately for each Covered Employee who is eligible to make Before-Tax Contributions to the Plan) determined by dividing (i) by (ii) where (i) is the total of the Before-Tax Contributions made for the Plan Year on behalf of each such Covered Employee and (ii) is such Covered Employee’s Compensation paid by the Employer for such Plan Year.

If the Plan and any other plan that includes a cash or deferred arrangement are considered as one plan for purposes of Sections 401(a)(4) or 410(b), the cash or deferred arrangements in such plans shall be treated as one plan for purposes of calculating the Actual Deferral Percentage.

If any Highly Compensated Employee who is a Participant in this Plan also participates in any other cash or deferred arrangement of the Employer with the same Plan Year, for purposes of determining the Actual Deferral Percentage for such Employee, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement.  If the Employer’s cash or deferred arrangements have different Plan Years, the aggregation rules of the Treasury Regulation under Code Section 401(k) shall apply.

(b)           Maximum Deferral Percentage

For any Plan Year, the Actual Deferral Percentage for the group of Highly Compensated Employees for the Plan Year may not exceed the greater of:  (i) 125 percent of the Actual Deferral Percentage of the group of Non-Highly Compensated Employees for the Plan Year or (ii) 200 percent of the Actual Deferral Percentage for the group of Non-Highly Compensated Employees for the Plan Year; provided, however, that the Actual Deferral Percentage for the group of Highly Compensated Employees for the Plan Year may not exceed the Actual Deferral Percentage for the group of Non-Highly Compensated Employees by more than two percentage points.

This Actual Deferral Percentage test will be performed using the Prior Year testing method in accordance with Code Section 401(k)(3) and Treasury Regulation Section 1.401(k)-2.

(c)           Correction of Actual Deferral Percentage Test

If the Actual Deferral Percentage test is projected or determined to be failed for any Plan Year, the Plan Administrator shall correct such failure no later than 12 months after the end of the Plan Year.  The Plan Administrator may correct any such failure by using any one or combination of correction procedures described in (1) and (2) of this Section 4.04(c).  The decision to use one or more correction procedures shall be made in the sole discretion of the Plan Administrator.

(1)           Distribution of Excess Contributions

The Plan Administrator may correct a failure of the Actual Deferral Percentage test for a Plan Year by distributing excess contributions and income allocated thereto to Highly Compensated Employee.  In the event that there exists an excess deferral percentage, then the amount of such excess shall be eliminated by a leveling process under which the Actual Deferral Percentage of the Highly Compensated Employee with the highest actual deferral ratio is reduced to the extent required to cause such Highly Compensated Employee’s Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Employee with the next highest Actual Deferral Percentage.  This process shall be repeated until the excess deferral percentage is completely eliminated.  Once the dollar amount of the excess contributions has been determined, it must be allocated to the appropriate highly compensated employees.  The Plan reduces excess contributions to be distributed by excess deferrals previously distributed in accordance with Treasury Regulation Section 1.401(k)-1(f)(5)(i).  In order to make this allocation, the following steps are to be taken:

(A)           The elective contributions of the Highly Compensated Employee with the highest dollar amount of elective contributions are reduced by the amount required to cause that Highly Compensated Employee’s elective contributions to equal the dollar amount of the elective contributions of the Highly Compensated Employee with the next highest dollar amount of elective contributions.  This amount is then distributed to the Highly Compensated Employee with the highest dollar amount.  However, if a lesser reduction would equal the total excess contributions, the lesser reduction amount is distributed.

(B)           If the total amount distributed is less than the total excess contributions, step (A) is repeated.

(2)           Qualified Matching Contributions and Qualified Nonelective Contributions

The Plan Administrator may correct a failure of the Actual Deferral Percentage test for a Plan Year by (i) designating some or all of the Matching Contributions for the Plan Year, if any, as qualified matching contributions and/or (ii) designating some or all of the Employer Contributions for the Plan Year, if any, as qualified nonelective contributions.  Qualified matching contributions (QMAC) and qualified nonelective contributions (QNEC) are immediately vested without regard to a Participant’s age and service and are to be distributed only under the distribution rules applicable for Before-Tax Contributions.  The QMAC and QNEC are treated as elective contributions only if the conditions described in applicable Treasury Regulations are satisfied.

If the Company elects that the Employer make a Qualified Nonelective Contribution for a Plan Year, such contribution will be allocated to the Account of each Participant.  At the discretion of the Company, such allocation shall be made to Participants that are employed on the last day of the Plan Year in the ratio that the Compensation of each such Participant for the Plan Year bears to the total Compensation of all such Participants for the Plan Year

4.05           Actual Contribution Percentage Test

(a)           Definition of Actual Contribution Percentage

“Actual Contribution Percentage” means the average of the percentages (calculated separately for each Covered Employee who is eligible to make Before-Tax Contributions to the Plan determined by dividing (i) by (ii) where (i) is the total of the Matching Contributions made for the Plan Year on behalf of each such Covered Employee and (ii) is such Covered Employee’s Compensation paid by the Employer for such Plan Year.

At the election of the Plan Administrator, the Actual Contribution Percentage shall be calculated after taking into account any Before-Tax Contributions made on behalf of a Covered Employee for the Plan Year; provided, however that:  (i) Before-Tax Contributions, including those treated as Matching Contributions pursuant to this paragraph, do not exceed the maximum deferral percentage; (ii) Before-Tax Contributions, excluding those treated as Matching Contributions pursuant to this paragraph, do not exceed the maximum deferral percentage; and (iii) except as provided in (i) above, the Before-Tax Contributions treated as Matching Contributions pursuant to this paragraph are not taken into account in determining whether Before-Tax Contributions exceed the maximum deferral percentage for the Plan Year.

(b)           Maximum Contribution Percentage

For any Plan Year, the Actual Contribution Percentage for the group of Highly Compensated Employees for the Plan Year may not exceed the greater of:  (i) 1.25 percent of the Actual Contribution Percentage for the group of Non-Highly Compensated Employees for the Plan Year or (ii) 200 percent of the Actual Contribution Percentage for the group of Non-Highly Compensated Employees for the Plan Year; provided, however, that the Actual Contribution Percentage for the group of Highly Compensated Employees for the Plan Year may not exceed the Actual Contribution Percentage for the group of Non-Highly Compensated Employees for the Plan Year by more than two percentage points.

This Actual Contribution Percentage test will be performed using the Prior Year testing method in accordance with Code Section 401(m) and Treasury Regulation Section 1.401(m)-2.

(c)           Elimination of the Excess Aggregate Contributions

If the Actual Contribution Percentage for the group of Highly Compensated Employees exceeds the maximum contribution percentage described above for a particular Plan Year, the amount of such excess aggregate contributions shall be eliminated in the same manner as described in Section 4.04(c) above.

(d)           Determination of Income Allocable to Excess Contributions and Excess Aggregate Contributions

The income allocable to excess contributions and aggregate contributions for a calendar year is equal to allocable gain or loss for the calendar year which is determined by multiplying the net income (or loss) for the calendar year allocable to the Before-Tax Contributions or Matching Contributions, as applicable, by a fraction, the numerator of which is the excess aggregate contributions for the taxable year, and the denominator of which is the sum of (i) the Account Balance of the Employee attributable to such contributions as of the end of the Plan Year, without regard to any income or loss during such Plan Year.  Income shall also be determined under any reasonable method provided for under the Code for the “gap period” (i.e., the period between the end of the Plan Year and the date of distribution), only as and to the extent and for such Plan Years that gap period income is required to be included under the Code.

ARTICLE 5
INVESTMENT OF ACCOUNTS

5.01           Investment Elections

A Participant’s Accounts (other than Matching Contribution Account) shall be invested at the direction of the Participant in one or more of the Investment Funds.  Each Participant shall by following the appropriate election procedures the percentage of his or her Account to be invested in each of the Investment Funds in accordance with rules established by the Plan Administrator.  In the event that a Participant does not make such a designation, the Participant shall be deemed to have elected such default Investment Fund as the Plan Administrator may designate from time to time.  Such elections shall remain in effect and apply to all subsequent Plan contributions and earnings until the election is changed as provided below.  Participants shall be entitled to diversity Matching Contributions made in employer securities by following the Plan Administrator’s procedures for changing investment elections after the Matching Contribution in employer securities are contributed to the Participant’s account.

In the event that a Participant is automatically enrolled into the Plan in accordance with the provisions of Section 2.02 and 3.01(a), unless the Participant makes an affirmative investment election, the Plan Administrator shall invest the Participant’s Before-Tax Contributions and Employer Contributions in a safe harbor default investment option consistent with regulations promulgated by the United States Department of Labor and shall comply with the requirements of such regulations.  Matching Contributions shall be invested in employer securities unless the Participant elects to diversify such investment.

A Participant may elect to change his investment elections by following the appropriate election change procedures established by the Plan Administrator.

5.02           Responsibility for Investment Elections

The selection of investment choices among the Investment Funds shall be the sole responsibility of each Participant.  The fact that an Investment Fund is available to Participants for investment under the Plan shall not be construed as a recommendation for the investment in any particular Investment Fund, nor shall the establishment of any Investment Fund impose any liability on any Employer, its directors, officers or employees, the Trustee, or the Plan Administrator.

Each Participant assumes all risk connected with any decrease in the market value of any Plan assets held by the Trustee.  Neither the Trustee, the Plan Administrator, the Company, nor any Employer in any way guarantees the Trust Fund against loss, depreciation or the payment of any amount which may be or become due to any person from the Trust Fund, nor shall the Trustee, the Plan Administrator, the Company or any Employer incur any liability therefor except to the extent required by ERISA.

5.03           Limitations on Investments

Notwithstanding anything contained in this Plan or in the Trust Agreement, no investment shall be selected, nor shall any investment in any fund be permitted if such selection or investment would constitute a prohibited transaction within the meaning of Section 4975 of the Code or if it would violate any provision of the Trust Agreement or other agreement entered into by an Employer or Trustee with respect to the Plan.

5.04           Interim Investments

If immediate investment in the proper Investment Fund or immediate payment from the Plan, as the case may be, is not possible, Participant’s Accounts may be (i) held by the Trustee uninvested without obligation to credit interest thereon, (ii) invested by the Trustee temporarily in demand or short-term notes, United States treasury bills, other short-term government obligations and/or commercial paper or (iii) invested by the Trustee principally in securities and other property of the kind set forth in (ii), as part of a short-term pooled fund maintained by the Trustee for investment of funds of plans which are qualified under Code Section 401(a) and exempt under Code Section 501(a).

5.05           Limitation on Duties

To the extent provided under Section 404(c) of ERISA, the Company, the Plan Administrator, the Trustee, the Employer, and any other person or entity (other than each Participant with respect to his individual Accounts) shall be relieved of any fiduciary duty or responsibility with respect to investment of Participants’ Accounts hereunder.

ARTICLE 6
VALUATION OF ACCOUNTS

6.01           Valuation of Investment Funds

The Trustee shall determine separately, as of each Valuation Date, the value of each of the Investment Funds.  The method of determining the value of the assets in each investment fund other than a custodial account shall be that method adopted by the Trustee in the valuation of its other trust accounts.  The valuation submitted to the Plan Administrator shall be relied upon conclusively, and the Plan Administrator shall not be subject to any liability with regard to such valuation.  The values so submitted to the Plan Administrator shall be used for all purposes under this Plan.

6.02           Valuation of Participants’ Accounts

As of each Valuation Date, the value of a Participant’s Accounts is determined to be the total of the value of each portion of such Participant’s Accounts in each Investment Fund as of the preceding Valuation Date adjusted as follows:  (i) transfers by the Participant from another Investment Fund since the preceding Valuation Date will be added and transfers by the Participant to another Investment Fund since the preceding Valuation Date will be deducted; (ii) withdrawals or distributions from such Accounts since the preceding Valuation Date will be deducted; (iii) any gains or losses of the Investment Funds in which such Accounts are invested and proper expenses of the Plan paid from the Trust Fund in accordance with Section 10.13 will be allocated in proportion to the balance in such Participants’ Accounts; and (iv) Before-Tax Contributions, Employer Contributions, Catch-Up Contributions, Matching Contributions, Rollover Contributions and any other applicable contributions permitted under the Plan will be allocated to the appropriate Plan Account(s).

ARTICLE 7
LOANS

7.01           Authority to Make Loans

The Plan Administrator may make loans from the Trust to Participants who are active Employees and who will be able to repay the loan through payroll deduction.  Loans are available from a Participant’s Before-Tax Contribution Account, Rollover Account and Transferred Accounts.  Any request for a loan must be made in accordance with procedures established by the Plan Administrator.  Loans will be approved by the Plan Administrator in a uniform and non-discriminatory manner in accordance with the criteria set forth in this Article 7, the Code and ERISA.  Loans must be available to all borrowers on a reasonably equivalent basis.  Thus, in granting loans, the Plan Administrator may only consider factors that would be considered by a commercial lender in a normal commercial setting.  The minimum amount of any loan shall be $1,000, and only one loan may be outstanding at any time.  Notwithstanding the Plan Administrator shall permit loan refinancing in accordance with uniform procedures.

7.02           Maximum Principal Amount

The principal amount of any loan, plus the total outstanding balance of all previous loans to the Participant from the Plan and any other qualified plan maintained by the Employer or an Affiliated Company, cannot be greater than the lesser of:  (i) $50,000, reduced by the excess (if any) of the highest outstanding balance of loans from the Plan during the one-year period ending on the date the loan is made, over the outstanding balance of loans from the Plan on the date on which the loan is made; (ii) 50 percent of the present value of the Participant’s Account; or (iii) the value of the Participant’s Before-Tax Contribution Account, Rollover Account and Transferred Accounts.

7.03           Interest Rate

The Plan Administrator will use a rate comparable to the rate currently charged by institutional lenders in the area of the Employer’s principle place of business.  The rate of interest throughout the life of the loan will be the rate set on the date the loan is approved and processed by the Plan Administrator.

7.04           Repayment Period

In no event will the repayment period extend beyond five years, except in the case of a loan used to acquire the principal residence of the Participant, in which case a reasonable repayment period determined by the Plan Administrator and uniformly applied shall apply to such loans.

7.05           Method of Repayment

Loans shall be required to be paid in substantially equal payments consisting of principal and interest.  Unless otherwise specified by the Plan Administrator, repayment of loans shall be made by regular payroll deduction.  Loan repayments may be suspended for a period of leave of absence for up to one year or as permitted under Code Section 414(u) in compliance with the Uniformed Services Employment and Reemployment Rights Act of 1994 in accordance with procedures established by the Plan Administrator.  In no event will such suspension cause the repayment period to extend beyond the repayment limits established by the Plan or imposed by applicable law.

7.06           Security

Plan loans shall be secured by the Participant’s Account.  If for any reason, payroll deduction is not available or is insufficient to cover any required payment, the Participant shall be required to make the payment, which shall be equal to all or any portion of the installment due which is not covered by the payroll deduction, by check or money order payable to the Trustee, within 30 days of the due date of the installment.  Notwithstanding, this Section 7.06 shall not be construed to permit continuing payments by check or money order following the Participant’s termination of employment.

7.07           Default

If a Participant shall fail to make any installment payment on the loan within 60 days after the due date, the Plan Administrator shall have the discretion to accelerate repayment of the loan and demand immediate repayment of the principal and interest on the loan.  If a Participant fails to comply with such demand within 30 days of receipt thereof, the Plan Administrator shall have the discretion to reduce the Participant’s Account by the amount of the unpaid principal and interest to the extent permitted by law.  The Plan Administrator also may execute on any additional security posted by such Participant to the extent permitted by law.

In the event of default, the outstanding balance of a loan shall be considered a “deemed distribution” and shall be taxable to the Participant.  Interest shall continue to accrue until the balance is offset from the Participant’s Account at the later of age 59½ or termination of employment.

7.08           Termination of Employment

The outstanding balance of any loan granted to a Participant who terminates employment with the Employer for any reason shall be immediately repayable to the Plan together with interest then due.  If not repaid, the outstanding balance of the loan plus interest will be deducted from the Participant’s Account at termination of employment prior to distribution.

7.09           Funding of Loans

Loans will be made from the Before-Tax Contributions Account, Rollover Account or Transferred Accounts.  The amount of the loan shall be deducted pro rata from each Investment Fund in which the Participant’s Account is invested.

ARTICLE 8
DISTRIBUTION OF BENEFITS

8.01           Time of Distribution

(a)           Upon a Participant’s severance from employment, or in the event of the Participant’s attainment of Normal Retirement Age, death or retirement due to Disability, the Participant shall be entitled to a distribution of the Participant’s Account Balance as soon as may be administratively possible after receipt of the Participant’s application for benefits on a form provided by the Plan Administrator and filed in accordance with procedures established by the Plan Administrator.

A Participant will not be considered to have severed employment under this Plan unless the Participant severs employment with the Employer and all Affiliated Companies.

(b)           A Participant’s Before-Tax Contributions, Qualified Nonelective Contributions, Qualified Matching Contributions, Catch-Up Contributions and earnings attributable to these contributions shall be subject to the other provisions of the Plan regarding distributions.

8.02           Minimum Distributions

The provisions of this Section 8.02 will apply for purposes of determining required minimum distributions for calendar years beginning on and after January 1, 2002.

(a)           With respect to a Participant who attains age 70½ while actively employed by the Employer, distribution must commence as follows:
(1)           For a Participant who is a “5-percent owner” (as defined in Section 416(i)(1)(B)(i) of the Code), not later than April 1 of the calendar year following the calendar year in which the 5-percent owner attains age 70½, regardless of whether or not the Participant has retired;
(2)           For a Participant who is not a 5-percent owner or for a terminated Participant, not later than April 1 of the calendar year following the calendar year in which the later of retirement or attainment of age 70½ occurs.
(b)           Precedence.  The requirements of this Section 8.02 will take precedence over any inconsistent provisions of the Plan.
(c)           Requirements of Treasury Regulations Incorporated.  All distributions required under this subsection will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Internal Revenue Code.
(d)           TEFRA Section 242(b)(2) Elections.  Notwithstanding the other provisions of this Section 8.02, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the plan that relate to section 242(b)(2) of TEFRA.
(e)           Required Beginning Date.  The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.
(f)           Death of Participant Before Distributions Begin.  If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:
(i)           If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.
(ii)           If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.
(iii)           If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
(iv)           If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this subsection (f), other than subsection (f)(i), will apply as if the surviving spouse were the Participant.
For purposes of this subsection (f) and for purposes of required minimum distributions made after a Participant’s death (subsections (j) and (k) below), unless subsection (f)(iv) applies, distributions are considered to begin on the Participant’s required beginning date.  If subsection (f)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subsection (f)(i).  If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under section subsection (f)(i)), the date distributions are considered to begin is the date distributions actually commence.

(g)           Forms of Distribution.  Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with subsections (h) (i) (j) and (k) of this Section 8.02.  If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.
(h)           Amount of Required Minimum Distribution For Each Distribution Calendar Year.  During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:
(i)           The quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or
(ii)           If the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.
(i)           Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death.  Required minimum distributions will be determined under subsections (h) and (i) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(j)           Death On or After Date Distributions Begin.
(i)           Participant Survived by Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:
(A)           The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(B)           If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year.  For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.
(C)           If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
(D)           No Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(k)           Death Before Date Distributions Begin.
(i)           Participant Survived by Designated Beneficiary.  If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in subsection (j).
(ii)           No Designated Beneficiary.  If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
(iii)           Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin.  If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under section (f)(i), this subsection (k) will apply as if the surviving spouse were the Participant.

(l)           Designated Beneficiary.  The individual who is designated as the beneficiary under Section 2.04 of the Plan and is the designated beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.
(m)           Distribution Calendar Year.  A calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date.  For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under subsection (f).  The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date.  The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.
(n)           Life Expectancy.  Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.
(o)           Participant’s Account Balance.  The Account Balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account Balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.  The Account Balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.
(p)           Required Beginning Date.  The date specified in subsection (a) of this Section 8.02.
(q)           The above Section 8.02 applies for purposes of determining required minimum distributions for distribution calendar years beginning with the 2003 calendar year.

8.03           Latest Commencement of Benefits

Notwithstanding any other provision of this Plan, unless a Participant elects otherwise, distribution of a Participant’s Account must commence no later than 60 days after the close of the Plan Year in which occurs the later of (i) the date the Participant attains age 65, (ii) the tenth anniversary of the year in which the Participant commenced participating in the Plan or (iii) the date on which the Participant terminates employment.

8.04           Method of Payment

(a)           Lump Sum

A Participant’s Account Balance may be paid in a lump sum payment.

(b)           Installment Payments

A Participant’s Account Balance may be paid in installment payments.  Installment payments need not be equal or substantially equal until such time as the individual reaches his or her Required Beginning Date.  Installment payments which are intended to be equal or substantially equal can be made monthly, quarterly, semi-annually or annually based on any period not extending beyond the joint and survivor life expectancy of the Participant and his or her Beneficiary.

When determining installment payments in satisfying the minimum distribution requirements under the Plan, and life expectancy is being recalculated, both the Participant’s and Spouse’s life expectancy shall be recalculated.

Notwithstanding any other provision of the Plan, effective for distributions made on or after January 1, 2007, the annuity form of payment available under the Plan as in effect prior to such date is not available to Employees of the Flex Kleen Division of the Employer.

(c)           Death Benefits

If a married Participant dies before the commencement of benefits under this Plan, then unless the Participant elects otherwise, the entire amount of the Participant’s Account will be paid the to the Participant’s spousal beneficiary in the form of a single lump sum payment of cash or property.  If an unmarried Participant dies before the commencement of benefits under this Plan and has selected a Beneficiary, the entire amount of the Participant’s Account will be paid to the Participant’s Beneficiary in the form of a single lump sum payment of cash or property.  If an unmarried Participant dies before the commencement of benefits under this Plan without selecting a Beneficiary, the entire amount of the Participant’s account will be paid in a lump-sum payment of cash or property to the Beneficiary determined under Section 2.04 of this Plan.

A married Participant may elect to have the death benefits described in paragraph (a) paid to a named Beneficiary which is not the Participant’s spouse.  Such election must be made in writing, the Participant’s spouse must consent in writing, and such consent must be witnessed by a notary public.

If the Participant dies after commencing benefits but prior to the distribution of his entire interest under the Plan, the remaining portion of such interest will be distributed to the beneficiary determined under Section 2.04 at least as rapidly as under the method of distribution being used as of the date of death, as and to the extent required under Code Section 401(a)(9) and regulations thereunder.

(d)           Cashout

(1)           General Rule

Notwithstanding any other provision of the Plan and subject to (2) and (3) below, if a Participant’s vested Account Balance does not exceed $5,000 upon the Participant’s termination of employment, the Participant’s Account Balance shall be paid to the Participant, without the Participant’s consent or election, in a single sum payment as soon as administratively practicable.

(2)           Automatic Rollover Provisions

In the event of a mandatory distribution that is greater than $1,000 in accordance with the provisions of the Plan, if the Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover or to receive the distribution directly in accordance with this Article 8, then the Plan Administrator will pay the distribution in a Direct Rollover to an individual retirement account designated by the Plan Administrator.

(3)           Rollovers disregarded in determining value of account balance for involuntary distributions.

Solely for purposes of section 8.04(c)(1) of the Plan, the value of a Participant’s nonforfeitable Account Balance shall be determined without regard to that portion of the Account Balance that is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code.

8.05           Payment to Minors or Incompetents

If any payment due under the terms of the Plan is to be made to a minor or incompetent person, such payment may be made to or for the benefit of such minor or incompetent person in full satisfaction thereof in any of the following ways as the Plan Administrator shall determine without responsibility to follow application of amounts so paid:  (i) directly to such minor or incompetent person if permitted by law, (ii) to the legally appointed guardian of such minor or incompetent person or (iii) to any person or institution maintaining such minor or incompetent person to be used for the benefit of the minor or incompetent person.  Any such payment shall constitute a full discharge of the Plan, the Employer, the Plan Administrator and the Trustee with respect thereto.

8.06           Distributions Under Qualified Domestic Relations Orders

Nothing contained in this Plan prevents the Trustee, in accordance with the direction of the Plan Administrator, from complying with the provisions of a qualified domestic relations order as defined in Code Section 414(p) (“QDRO”).  This Plan specifically permits distribution to an alternate payee under such a QDRO at any time, irrespective of whether the Participant has attained his earliest retirement age (as defined in Code Section 414(p)) under the Plan if the QDRO so provides.  Nothing in this Section 8.06 gives a Participant a right to receive distribution at a time otherwise not permitted under the Plan, nor does it permit the alternate payee to receive a form of payment not otherwise permitted under the Plan.

8.07           Direct Rollover Provisions

(a)           Definition of Terms Used in This Section 8.07

The following words or phrases as used herein shall have the following meanings, unless a different meaning clearly is required by the context.  Otherwise, capitalized terms used in this Section 8.07 have the meanings assigned them in Article I.

(1)           “Distributee” means a Participant or former Participant, the Participant’s or former Participant’s surviving spouse, and the Participant’s or former Participant’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

(2)           “Eligible Retirement Plan” is: (i) an individual retirement account described in Code Section 408(a); (ii) an individual retirement annuity described in Code Section 408(b); (iii) an annuity plan described in Code Section 403(a); (iv) an annuity contract described in Code Section 403(b); (v) a qualified trust described in Code Section 401(a); (vi) or an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.  The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).

(3)           “Eligible Rollover Distribution” is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:  any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s Beneficiary, or for a specific period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); returns of Before-Tax Contributions as a result of Code Section 415 limitations; corrective distributions of excess deferrals and excess contributions (as defined in Treasury Regulation Sections 1.402(g)-1(e)(3) and 1.401(k)-(f)(4), respectively, together with any income allocable to these corrective distributions; loans treated as distributions under Code Section 72(p); loans in default that are deemed distributions; any amount that is distributed on account of hardship including a hardship distribution made under Section 9.01.

Effective January 1, 2002, an Eligible Rollover Distribution includes the portion of a distribution not includible in gross income, but only to the extent the requirements of Code Section 402(c)(2)(A) or (B) are met, as such sections may be amended from time to time.

(b)           Distributee’s Election

A Distributee may elect to have all or a designated portion of an Eligible Rollover Distribution paid by the Trustee directly to an Eligible Retirement Plan in a trustee-to-trustee rollover in lieu of receiving a lump sum payment from the Plan.  In order for the direct rollover option to apply, the election must be made in accordance with procedures established by the Plan Administrator or its delegate, the Eligible Retirement Plan must be clearly specified, and the specified plan must be willing to accept the rollover.

(c)           Waiver of 30-Day Notice Requirement

A distribution from the Plan may commence less than 30 days after the notice required under Treasury Regulation Section 1.411(a)-11(c) is given, provided that:  (i) the notice informs the Participant of the right to a period of at least 30 days after receiving the notice to consider the decision of whether to elect a lump sum or a direct rollover; and (ii) the Participant, after receiving the notice, affirmatively elects a distribution, which will constitute a waiver of the 30-day period.

ARTICLE 9
IN-SERVICE WITHDRAWALS

9.01           (a)           Hardship Withdrawals

(1)           Procedures and Funds Available

Upon application of a Participant in accordance with procedures established by the Plan Administrator, in the event of hardship, a Participant may request a distribution of the vested portion of his Account Balance which is attributed to Before-Tax Contributions (excluding earnings) unless grandfathered under a prior version of the Plan, Catch-Up Contributions (excluding earnings), Rollover Contributions, and Transferred Accounts, plus their earnings.

A distribution is made on account of hardship only if the distribution is both on account of an immediate and heavy financial need of the Participant and is necessary to satisfy the financial need.

(2)           Events that Constitute Immediate and Heavy Financial Need

The following are the only financial needs considered immediate and heavy:  (i) expenses for medical care (described in Section 213(d) of the Code) previously incurred by the Participant, the Participant’s Spouse, or any dependent of the Participant (as defined in Code Section 152) or amounts necessary for these persons to obtain such medical care; (ii) costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments); (iii) payment of tuition, related educational fees and room and board expenses for the next 12 months of post-secondary education for the Participant, the Participant’s Spouse, children or dependents (as defined in Code Section 152); (iv) payments necessary to prevent the eviction of the Participant from, or a foreclosure on the mortgage of, the Participant’s principal residence; (v) effective January 1, 2007, funeral or burial expenses for the Participant’s deceased parent, spouse, child or dependents (as defined in Treasury Regulation 1.401(k)-1(d)(3)(iii)(B)(5)) or

(vi) any other financial need considered immediate and heavy under IRS regulations, rulings, notices or other documents of general applicability.

(3)           Circumstances That Illustrate a Lack of Alternative Resources

A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Participant only if:  (i) the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer; (ii) the distribution is not in excess of the amount of the immediate and heavy financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution); and (iii) the Participant is prohibited, under the terms of the Plan or an otherwise legally enforceable agreement, from making elective contributions and employee contributions to the Plan and all other plans maintained by the Employer for at least 6 months after receipt of the hardship distribution.

For this purpose the phrase “all other plans maintained by the Employer” means all qualified and non-qualified plans of deferred compensation maintained by the Employer.  The phrase includes a stock option, stock purchase, or similar plan, or a cash or deferred arrangement that is part of a cafeteria plan within the meaning of Section 125.  However, it does not include the mandatory employee contribution portion of a defined benefit plan.  It also does not include a health or welfare benefit plan, including one that is part of a cafeteria plan within the meaning of Code Section 125.

(b)           Withdrawals After Age 59½

(1)           Procedures and Funds Available

In accordance with procedures established by the Plan Administrator, a Participant who has attained age 59½ may elect to withdraw all or a portion of his vested Account at any time for any reason.

(2)           Funding of Withdrawals

In the event a withdrawal is less than the total amount credited to a Participant’s Account, and if such Account is invested under more than one Investment Fund, then the amount withdrawn from such Account shall be charged to each Investment Fund (other than any Investment Fund that holds Employer securities) in the same proportion that the net credit balance in the Account then the subject of withdrawal bears to the combined credit balance in all his Investment Funds in which such Account is invested.

(c)           Limit on In-Service Distributions

A Participant shall be permitted to make in-service distributions under (a) and (b) above in a Plan Year in accordance with rules and limitations established by the Plan Administrator.

ARTICLE 10
TRUST FUND

10.01         Trust Agreement

The Company shall enter into a Trust Agreement (or more than one Trust Agreement) pursuant to which the Trustee thereunder shall receive contributions made under the Plan, invest and reinvest such contributions and distribute the Trust Fund all in accordance with the provisions of the Plan and Trust Agreement.  In lieu of a Trust Agreement, the Company may enter into an agreement to establish one or more custodian accounts or annuity contracts provided such accounts or contracts qualify as a “qualified trust” within the meaning of Section 501 of the Code.

10.02         Trustee

Any Trustee under a Trust Agreement will be a trustee appointed by the Board of Directors.  The removal or resignation of a Trustee shall occur pursuant to the terms of the applicable Trust Agreement.

10.03         Separate Funds

At the direction of the Plan Administrator, the Trustee will maintain separate types of Investment Funds within the Trust Fund providing a broad range of investment alternatives.  Earnings or gains derived from the assets of any Investment Fund will be reinvested in that Fund.  All assets in each of the Investment Funds shall be held in the name of the Trustee or its nominee.  Appropriate separate accounts for each Investment Fund shall be established and maintained by the Trustee.

10.04         Investment Managers

The Company, upon advice of the Plan Administrator, may enter into a written agreement with or direct the Trustee to enter into an agreement with one or more “investment managers” (as defined in ERISA Section 3(38)) to manage the investments of the Investment Funds.  Such investment managers may include one or more legal reserve life insurance companies that enter into group annuity contracts with the Trustee.  The Company may, from time to time, remove any such investment manager or any successor Investment Manager, or direct the Trustee to do so, and any such investment manager may resign.  The Company may, upon removal or resignation of an investment manager, provide for the appointment of a successor investment manager.

ARTICLE 11
ADMINISTRATION

11.01         Plan Administrator

The general administration of the Plan and the responsibility for carrying out the provisions of the Plan shall be placed in the Company, unless delegated to a committee determined and selected by the Board of Directors, in which case the committee shall be the “Plan Administrator”.

11.02         Duties and Powers

The Plan Administrator, or its delegate, shall maintain and keep such records as are necessary for the efficient operation of the Plan or as may be required by applicable law, regulation or ruling and shall provide for the preparation and filing of such forms or reports as may be required to be filed with any governmental agency or department and with the Participants and/or other persons entitled to benefits under the Plan.  The Plan Administrator shall have all powers necessary to carry out the provisions of the Plan and to satisfy the requirements of any applicable law.

These powers and discretionary authority shall include by way of illustration and not limitation, the power to:  (i) construe and interpret the Plan and determine any questions of fact arising under the Plan, including all questions of eligibility for and the determination of the amount, time, and manner of payment of any benefits hereunder; the Plan Administrator’s construction hereof and any actions and decisions taken thereon in good faith shall be final and conclusive; (ii) correct any defect, resolve any ambiguity, supply any omission or reconcile any inconsistency herein in such manner and to such extent as shall be deemed expedient by the Plan Administrator in its sole discretion to carry the Plan into effect; (iii) prescribe procedures to be followed by Participants and/or other persons in filing applications or elections; (iv) prepare and distribute, in such manner as may be required by law or the Plan Administrator deems appropriate, information explaining the Plan; (v) require from the Employer and Participants such information as shall be necessary for the proper administration of the Plan; and (vi) appoint and retain individuals to assist in the administration of the Plan, including such legal, clerical, accounting and actuarial services as it may require or as may be required by any applicable law or laws.

11.03         Standard of Conduct

The Plan Administrator and its delegates shall discharge their duties with respect to the Plan solely in the interest of the Participants and other persons entitled to benefits under the Plan and shall do so with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.  The Plan Administrator shall at all times act in accordance with the terms and conditions of the Plan, any applicable law, and any authoritative rules, regulations or judicial decisions which govern the operation and administration of the Plan.

11.04         Delegation

The Plan Administrator may appoint such individuals, entities or committees with such powers as it shall determine and may authorize one or more of them or an agent to execute and/or deliver any instrument or make any payment on its behalf with respect to the Plan.  Where appropriate, any reference in this Plan to the Plan Administrator shall refer to a properly authorized delegate of the Plan Administrator with regard to matters within the responsibility of such delegate.  The Plan Administrator may by written notice of appointment delivered to any person or persons, corporate or individual, who accept the same, delegate or allocate any fiduciary responsibility (other than that of named fiduciary) to one or more person or persons, corporate or individual, any or all of whom may serve in more than one fiduciary capacity.

11.05         Rules and Decisions

The Plan Administrator shall endeavor to act by general rules so as not to discriminate in favor of any person and may from time to time adopt such rules and regulations for the administration of the Plan and the transaction of its business as the Plan Administrator shall determine to be necessary to fulfill its duties and obligations or as may be required by law.  Subject to the provisions of this Plan relating to the appeal procedure described in Section 11.04, the decisions and records of the Plan Administrator shall be conclusive and binding upon the Employer, the Participants and all other persons having an interest under the Plan.

11.06         Compensation

The Plan Administrator and each delegate shall serve without compensation from the Plan but shall be reimbursed by the Employer for any expenses incurred in the performance of its duties hereunder.

11.07         Insurance

The Employer shall indemnify or provide and maintain appropriate insurance coverage for the Plan Administrator, its delegates and appointees (others than persons who are independent of the Employer and are rendering services to the Plan for a fee) to protect the same from any and all claims, losses, damages, liabilities, costs and expenses arising by reason of their action or failure to act in connection with the performance of their duties, responsibilities and obligations under the Plan, and under ERISA or other applicable law, excepting any willful misconduct or gross negligence.  Notwithstanding the foregoing, indemnification shall not extend to any persons or entities, or apply in respect of any action or failure to act, if such indemnification would give rise to a claim of subrogation against the Employer.

11.08         Change of Plan Administrator

If at any time, the Company determines, by action of the Board of Directors, that a person, committee or entity other than the Company should be the Plan Administrator, such other person, committee or entity shall become the Plan Administrator automatically, and all references in the Plan to Plan Administrator shall mean such other person, committee or entity.  Any previous Plan Administrator would be protected by indemnification or insurance under Section 10.07 in respect of any action or failure to act by such former Plan Administrator during the time that he was the Plan Administrator.

11.09         Disqualification

Neither the Plan Administrator nor any delegate shall participate in the consideration of any matter or question under the Plan which specifically relates to him or them or any other persons entitled to benefit payments because of such Plan Administrator’s or delegate’s participation under the Plan.

11.10         Rights of Those Administering the Plan

To the extent permitted by law, the members of the Board of Directors and the members of any committee or any person to whom it may delegate any duty or power in connection with administering the Plan, the Employer, and its officers and employees shall be entitled to rely conclusively upon, and shall be fully protected in any action taken or suffered by them in good faith in the reliance upon any actuary, counsel, accountant, other specialist or other person selected as provided herein or in reliance upon any tables, valuations, certificates, opinions or reports which shall be furnished by any of them or by the Trustee.  Further, to the extent permitted by law, no member of the Board of Directors or member of any such committee, nor the Employer, nor the officers nor employees shall be liable for any neglect, omission or wrongdoing of the Trustee nor any other member of the Board of Directors or any other member of any such committee.

11.11         Administrative Expenses

All reasonable expenses incurred prior to termination of the Plan that shall arise in connection with the administration of the Plan, including but not limited to the compensation of the Trustee, taxes, administrative expenses and other proper charges and disbursements of the Trustee and compensation and other expenses and charges of any counsel, accountant, actuary, specialist or other person who shall be employed in connection with the administration thereof, may be paid by and charged to the Trust Fund to the extent not paid by the Employer.

11.12         Non-Discrimination

Any discretionary actions to be taken under the Plan by the Plan Administrator, each delegate and the Employer shall be uniform and non-discriminatory in nature and applicable to all persons similarly situated.

11.13         Correction of Errors

Notwithstanding anything to the contrary contained in the Plan, the Plan Administrator is expressly empowered to correct any errors made in calculating the amount of a Participant’s Account Balance or the determination and allocation of Before-Tax Contributions, Employer Contributions and Matching Contributions and/or gains and losses with respect to a particular Plan Year or Plan Years.

ARTICLE 12
CLAIMS PROCEDURE

12.01         Claim for Benefits

Any claim for benefits under the Plan shall be filed in writing with the Plan Administrator.

12.02         Timing of Notification of Benefit Determination

The Plan Administrator (or Committee, if appointed) shall notify the claimant of an adverse benefit determination within a reasonable period of time, but not later than 90 days after receipt of the claim by the Plan, unless it determines that special circumstances require an extension of time for processing the claim.  If the Plan Administrator (or Committee, if applicable) determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant within the initial 90-day period.  In no event shall such extension exceed a period of 90 days from the end of such initial period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the benefit determination.

12.03         Manner and Content of Benefit Determinations

The Plan Administrator (or Committee, if applicable) shall provide a claimant with written or electronic notification of any adverse benefit determination.  Any electronic notification shall comply with the standards imposed by 29 CFR 2520-104b-1(c)(1)(i), (iii) and (iv).  The notification shall set forth, in a manner calculated to be understood by the claimant:

(i)             The specific reason or reasons for the adverse determination.

(ii)            Reference to the specific Plan provisions on which the determination is based.

(iii)           A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary.

(iv)           A description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under section 502(a) of the Act following an adverse benefit determination on review.

12.04         Appeal of Adverse Benefit Determination

In order to provide a claimant with the opportunity for a full and fair review of a claim and adverse benefit determination:

(i)             A claimant has at least 60 days following receipt of a notification of an adverse benefit determination within which to appeal the determination.

(ii)            A claimant may submit written comments, documents, records and other information relating to the claim for benefits

(iii)           A claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits.  A document, record or other information shall be considered “relevant” to a claimant’s claim if such document, record or other information:

(A)          was relied upon in making the benefit determination;

(B)          was submitted, considered or generated in the course of making the benefit determination, without regard to whether such document or record was relied upon in making the benefit determination; or

(C)          demonstrates compliance with the administrative processes and safeguards required by the Department of Labor’s regulations in making the benefit determination.

(iv)           The review will take into account all comments, documents, records and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

12.05         Timing of Notification of Benefit Determination on Review

The Plan Administrator (or Committee, as applicable) shall notify a claimant of the Plan’s benefit determination on review within a reasonable period of time, but not later than 60 days after receipt of the claimant’s request for review by the Plan, unless it determines that special circumstances (such as the need to hold a hearing) require an extension of time for processing the claim.  If an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 60-day period.  In no event shall such extension exceed a period of 60 days from the end of the initial period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review.

When the Committee is making the determination on review, if it holds regularly scheduled meetings at least quarterly, the paragraph above shall not apply, and the Committee shall instead make a benefit determination no later than the date of the meeting of the Committee that immediately follows the Plan’s receipt of a request for review, unless the request for review is filed within 30 days preceding the date of such meeting.  In such case, a benefit determination may be made by no later than the date of the second meeting following the Plan’s receipt of the request for review.  If special circumstances require a further extension of time for processing, a benefit determination shall be rendered not later than the third meeting of the Committee following the Plan’s receipt of the request for review.  If such an extension of time for review is required because of special circumstances, the Committee shall provide the claimant with written notice of the extension, describing the special circumstances and the date as of which the benefit determination will be made, prior to the commencement of the extension.  The Committee shall notify the claimant of the benefit determination as soon as possible, but not later than 5 days after the benefit determination is made.

The period of time within which a benefit determination on review is required to be made shall begin at the time an appeal is filed in accordance with the Plan procedures, without regard to whether all the information necessary to make a benefit determination on review accompanies the filing.  In the event that a period of time is extended due to a claimant’s failure to submit information necessary to decide a claim, the period for making the benefit determination on review shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

12.06         Manner and Content of Notification of Benefit Determination on Review

The Plan Administrator (or Committee as applicable) shall provide a claimant with written or electronic notification of a plan’s benefit determination on review.  Any electronic notification shall comply with the standards imposed by 29 CFR 2520.104b-1(c)(1)(i) , (iii), and (iv).  In the case of an adverse benefit determination, the notification shall set forth, in a manner calculated to be understood by the claimant:

(i)             The specific reason or reasons for the adverse determination.

(ii)            Reference to the specific Plan provisions on which the benefit determination is based.

(iii)           A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits.

(iv)           A statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain the information about such procedures described in paragraph (c)(3)(iv) of this section, and a statement of the claimant’s right to bring an action under section 502(a) of ERISA.

In the case of an adverse benefit determination on review, the Plan Administrator (or Committee, as applicable) shall provide such access to, and copies of, documents, records, and other information described above, as appropriate.

12.07         Failure to Follow Claims Procedures

In the case of the failure of the Plan to follow the claims procedures, the claimant shall be deemed to have exhausted the administrative remedies under the Plan and shall be entitled to pursue any available remedies under section 502(a) of ERISA.

ARTICLE 13
AMENDMENT, WITHDRAWAL, TERMINATION AND MERGER

13.01         Amendment

The Company reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate and not otherwise prohibited by applicable law, to modify or amend in whole or in part, any or all of the provisions of the Plan by action of the Board of Directors or any other duly authorized delegate of the Board of Directors, no such modification or amendment shall make it possible, however, for any part of the corpus or income of the Trust Fund (other than such part as is required to pay taxes or administrative expenses) to be used for, or diverted to, purposes other than for the exclusive benefit of Participants and Beneficiaries (except as otherwise provided in the Plan), and that no modification or amendment shall be made which has the effect of reducing the Participant’s vested interest in his Accrued Benefit below the vested percentage thereof computed under the Plan as in effect on the later of the date on which the amendment is adopted or becomes effective.

Notwithstanding the foregoing, modifications or amendments to the Plan may be made by the Company by action of the Board of Directors or any other authorized delegate of the Board of Directors as required to obtain or maintain qualification of the Plan and Trust Fund under Sections 401(a), 401(k) and 501(a) of the Code.

13.02         Application of Amendments to Benefits Previously Determined

All benefits payable under the Plan to or on behalf of a Participant shall be determined in accordance with the provisions of the Plan as in effect on the date of such Participant’s termination of employment unless expressly provided otherwise in the Plan, unless such benefits are specifically referred to in or interpreted by the Plan Administrator as included by, subsequent amendments or unless applicable law requires otherwise.

13.03         Right to Terminate

While the Company intends to continue the Plan indefinitely, it assumes no contractual obligation as to its continuance, and the Company, by action of the Board of Directors or any other authorized delegate of the Board of Directors, may terminate the Plan in whole or in part as to any group of Participants or as to any Employer or cause Employer contributions to be discontinued at any time.  If there is a permanent discontinuance of Employer contributions, or if the Plan is terminated partially and it is judicially determined or the Internal Revenue Service determines that a partial termination within the meaning of the Code has occurred, or if there is a complete termination of the Plan in its entirety, Participants affected by the discontinuance of contributions or partial or complete termination shall be fully vested in their Accrued Benefits to the date of such discontinuance or termination.  Except as required by law, the Employer shall have no liability to make any further contributions to the Plan following termination or discontinuance and Participants shall rely solely upon the assets in the Trust Fund for payment of any benefits due under the Plan.

13.04         Withdrawal of an Employer

If an Employer shall cease to be a participating Employer in the Plan, the Plan Administrator shall then direct the Trustee either to retain or distribute the Accounts of the Participants of the withdrawing Employer as of the date of such withdrawal on the same basis as if the Plan had been terminated pursuant to Section 12.04, or to deposit in a trust established by the withdrawing Employer pursuant to a plan substantially similar to the Plan, assets equal in value to the assets of the Trust Fund allocable to the Accounts of Participants of the withdrawing Employer.

13.05         Merger, Consolidation or Transfer

No merger or consolidation with, or transfer of assets or liabilities to, any other plan will be permitted unless each Participant shall be entitled to receive a benefit immediately after the merger, consolidation or transfer (determined as if the Plan then terminated) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (determined as if the Plan had then terminated).  Similarly, in the event of any merger or consolidation with or transfer of assets or liabilities from any other plan to the Plan, each Participant in the other plan who becomes a Participant in the Plan shall be entitled to receive a benefit under the Plan immediately after the merger, consolidation or transfer (determined as if the Plan had then terminated) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (determined as if the other plan had then terminated).

ARTICLE 14
MISCELLANEOUS

14.01         Benefits Payable from the Trust Fund

The Trust Fund shall be the sole source of benefits under the Plan, and each Participant and Beneficiary or any other person who shall claim the right to any payment or benefit under the Plan shall be entitled to look only to the Trust Fund for payment of benefits.  Except as may be otherwise provided by ERISA or other applicable law, the Employer shall have no liability to make or continue from its own funds the payment of any benefit under the Plan.

14.02         Elections

Elections hereunder shall be made in writing or electronically, as determined by the Plan Administrator or its delegate, by the completion and delivery to the Plan Administrator or its delegate of such written or electronic forms prescribed by the Plan Administrator for such purposes, within the limits set forth hereunder with respect to each such election, or, if no time limit is set forth, such limit as may be established by the Plan Administrator.

14.03         No Right to Continued Employment

Neither the establishment of the Plan, the payment of any benefits thereunder nor any action of any Employer, the Board of Directors, the Plan Administrator or the Trustee shall be held or construed to confer upon any person any legal right to be continued in the employ of any Employer.  The Plan shall not be deemed to constitute a contract between the Employer and any Employee or other person whether or not in the employ of the Employer, nor shall anything contained in the Plan be deemed to give any Employee or other person whether or not in the employ of the Employer, any right to interfere with the right of the Employer to discharge any Employee at any time and to treat him without regard to the effect which such treatment might have upon him as a Participant of the Plan.

14.04         Inalienability of Benefits and Interest

No benefit payable under the Plan or interest in the Trust Fund shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, attachment, garnishment, execution, encumbrance or charge, whether voluntary or involuntary, and any such attempted action shall be void, and no such benefit or interest shall be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of any Participant or Beneficiary.  If any Participant or Beneficiary shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit payable under the Plan or interest in the Trust Fund, voluntarily or involuntarily, then to the extent permitted by law, the Plan Administrator in its discretion may hold or apply such benefit or interest or any part thereof to or for the benefit of such Participant, or his Beneficiary, his spouse, children, blood relatives, or other dependents, or any of them, in such manner and in such proportions as the Plan Administrator may consider proper and such application shall be a complete discharge of all liability with respect to such benefit payment.

Notwithstanding the foregoing, payment of benefits hereunder shall be made in such a way as to comply with and be in accordance with the applicable requirements of any “qualified domestic relations order” (as defined in ERISA Section 208(d) or Code Section 414(p)) and such payment shall be a complete discharge of liability with respect thereto.  The Plan Administrator shall follow the procedures set forth in such Sections for purposes of determining the qualified status of any domestic relations order and will establish such practices, procedures and rules as it deems administratively necessary to comply with the order and said Sections.

14.05         Exclusive Benefit

The Trust Fund shall be held for the exclusive benefit of Participants and Beneficiaries, as applicable, and for defraying the reasonable expenses of administering the Plan and as otherwise provided in the Plan.  Notwithstanding the foregoing, nothing herein contained shall be construed to prohibit the return to the Employer of contributions which are:  (i) made by the Employer by reason of a mistake of fact if such return is made to the Employer within one year after payment of such contributions; (ii) conditioned upon initial qualification of the Plan (and Trust) under Section 401(a)

of the Code if such return is made within one year after the date of final denial of such qualification; or (iii) conditioned upon the deductibility of the contributions under Section 404 of the Code to the extent such deduction is finally disallowed if such return is made within one year of such disallowance.

14.06         Address of Record

Each individual or entity with an actual or potential interest in the Plan shall file and maintain a current record address with the Plan Administrator.  Communications mailed by the Employer, Trustee, or Plan Administrator to such record address fulfills all obligations to provide required information to Participants, including former employees and Beneficiaries, in regard to the Plan.  If no record address is filed, it may be presumed that the address used to forward statements of a Participants’ Accounts is the record address.

Notwithstanding the above, the Plan Administrator shall employ any method approved by the Department of Labor for locating missing participants and paying benefits on behalf of such participants upon Plan termination.

14.07           Headings

Headings of Articles and Sections of the Plan are inserted for convenience of reference only.  They constitute no part of the Plan and shall not be considered in the construction of the Plan.

14.08           Use of Masculine/Feminine; Singular/Plural

For purposes of the Plan, words or phrases herein in the masculine shall be construed to include the feminine or neuter, and vice versa, and words or phrases in the singular shall be construed to include the plural, and vice versa, wherever necessary for a fair and reasonable understanding.

14.09         Payment of Expenses

Direct charges and expenses arising out of the purchase or sale of securities, and taxes levied on or measured by such transactions shall be charged against the Investment Fund or Funds with respect to which the transaction took place.  The payment of administrative expenses other than those charged to the Trust Fund above shall be governed by the provisions of Section 10.13.

14.10         Tax Status of the Plan

The Employer intends that the Plan (including the Trust Agreement forming a part thereof) shall be a qualified profit sharing plan under Section 401(a) of the Code containing a cash or deferred arrangement under Section 401(k) of the Code, that the Trust Fund shall be a qualified trust and exempt from taxation under Section 501(a) of the Code or as may be provided for in any similar provisions of subsequent revenue laws and that a Participant’s election to make Before-Tax Contributions to the Plan shall constitute an election under Section 401(k)(2)(A) of the Code.

14.11         Governing Law

The Plan and Trust Agreement and all amendments thereto shall be construed, whenever possible, to be in conformity with the requirements of the Code and ERISA, an according to the laws of the Commonwealth of Pennsylvania to the extent not preempted by federal law.

14.12         Personal Right

Entitlement to receive a benefit under the Plan is a personal right of the person so entitled.  No other person shall inure to any right therein except as provided in the Plan.

14.13         Determination of Payee

To the extent not disputed under the Plan’s claim and appeal procedure described in Article 11, the determination of the Plan Administrator as to the identity of the proper payee of any benefit under the Plan and the amount, form and time of payment shall be conclusive, and payment in accordance with such determination shall constitute a complete discharge of all obligations on account of such benefit.

14.14         Interpretation

If any provision of the Plan is subject to more than one interpretation, such ambiguity shall be resolved in favor of the interpretation that is consistent with the Plan meeting the requirements of said Code sections.

14.15         USERRA and Code Section 414(u) Compliance

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).  In addition, loan repayments will be suspended under this Plan as permitted under Code Section 414(u)(4).

ARTICLE 15
TOP HEAVY PROVISIONS

15.01         Definition of Terms Used in This Article 15

The following words or phrases as used herein shall have the following meanings, unless a different meaning clearly is required by the context.  Otherwise, capitalized terms used in this Article 15 have the meanings assigned to them in Article 1.  The following applies to Plan Years beginning on and after January 1, 2002.

(a)           “Top Heavy Plan” means the Plan only if it is part of an Aggregation Group (as defined in (e) below) under which as of the Determination Date (as defined in (c) below), the aggregate of the Accounts for Key Employees (as defined in (b) below) exceeds 60 percent of the aggregate Present Value of Benefits (as defined in (g) below) for all Key Employees and Non-Key Employees (as defined in (h) below).

(b)           “Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date (as defined in (c) below) was any one or more of the following:

(1)           An officer of the Company or an Affiliated Company whose Annual Compensation (as defined in (f) below) for the Plan Year exceeds $130,000 (as adjusted under Section 416(i)(1) of the Code for plan years beginning after December 31, 2002);

(2)           Any person owning (or considered as owning within the meaning of Section 318 of the Code as modified by Section 416(i)(1)(B)(iii) of the Code) more than five percent of the outstanding stock of the Employer (or stock having more than five percent of the total combined voting power of all stock of the Employer).  If two or more Employees (as defined in (d) below) or former Employees have the same percentage of ownership, the Employee or former Employee with the higher Annual Compensation (as defined in (f) below) for the Plan Year will be considered to have the greater share of interest; or

(3)           Any person who has Annual Compensation (as defined in (f) below) of more than $150,000 and would be described in subsection (3) above, if “one percent” were substituted for “five percent.”

Notwithstanding the foregoing, the determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(c)           “Determination Date” means the last day of the immediately preceding Plan Year or, in the case of the first Plan Year, the last day of such Plan Year.

(d)           “Employee” means an Employee as defined in Article 1, any former Employee, and any Beneficiary of such Employee or former Employee.

(e)           “Aggregation Group” means a group of plans (including the Plan) maintained by the Employer (or an Affiliated Company) in which a Key Employee is a participant or which is combined with the Plan in order to meet the coverage and non-discrimination requirements of Sections 410 or 401(a)(4) of the Code, or a terminated plan in which a Key Employee was a participant during the five-year period ending on the Determination Date.  The Aggregation Group shall also include those plans other than the Plan which need not be aggregated with the Plan to meet said Code requirements, but which are selected by the Company to be part of a permissive Aggregation Group which includes the Plan, as long as such permissive Aggregation Group continues to meet the requirements of Sections 401(a)(4) and 410 of the Code.

(f)           “Annual Compensation” means compensation within the meaning of Code Section 415(c)(3).

(g)           “Present Value of Benefits” means the Account Balances determined as of the most recent Valuation Date which falls within the 12-month period prior to, or coincident with, the Determination Date under all defined contribution plans in the Aggregation Group and the accrued benefits determined as of such Valuation Date under defined benefit plans which are part of the Aggregation Group determined in accordance with Section 416 of the Code and the regulations thereunder.  The present values of accrued benefits and the amounts of Account Balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the Determination Date.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code.  In the case of a distribution made for a reason other than separation of service, death or Disability, this provision shall be applied by substituting “5-year period” for “1-year period.”  The accrued benefits and Account of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account.  The accrued benefits under defined benefit plans that are part of the Aggregation Group shall be determined in accordance with the provisions in such plans concerning top-heavy status.

(h)           “Non-Key Employee” means any Employee (as defined in (d) above) who is not a Key Employee.

15.02         Consequences of Top Heavy Status

In the event that the Plan is or becomes a Top Heavy Plan with respect to a particular Plan Year, a minimum contribution shall be made to the Plan by the Employer for each Covered Employee who is eligible to become a Participant, is a Covered Employee on the last day of the Plan Year and is a Non-Key Employee, unless otherwise provided below.  The minimum contribution shall be in an amount equal to the lesser of three percent of the Non-Key Employee’s Annual Compensation for the Plan Year or the highest percentage of Annual Compensation for the Plan Year contributed by the Employer on behalf of a Key Employee, such minimum contribution to be determined after taking into account the Before-Tax Contributions made on behalf of Key Employees, and Matching Contributions made on behalf of all Covered Employees under the Plan and other company contributions made on behalf of Covered Employees under any other defined contribution plan included in the Aggregation Group for such Plan Year.

Notwithstanding the foregoing, no such minimum contribution will be made under the Plan if a qualified defined benefit plan which is part of the Aggregation Group provides such Covered Employee with a least the minimum benefit required to be provided to such Covered Employee by a top-heavy defined benefit plan under Section 416 of the Code.  The minimum contribution required hereunder shall be implemented without taking into account contributions or benefits under Chapter 2 of the Code (relating to tax on self-employment income), Chapter 21 of the Code (relating to Federal Insurance Contributions Act), and Title II of the Social Security Act or other federal or state law.

IN WITNESS WHEREOF, Met-Pro Corporation has caused the Plan to be executed by its duly authorized officers and attested to on this   25th   day of          September        , 2007.

MET-PRO CORPORATION

By /s/ Gary J. Morgan

Title: V.P. Finance

APPENDIX A

Transferred Accounts for Flex Kleen Division

A.           Transferred Accounts

There shall be subaccounts held under the Plan as part of a Participant’s Account Balance for employees of the Flex Kleen Division of the Met-Pro Corporation that consists of the following interests from the Aqua Alliance Inc. (Fidelity Plan #35338) and Air & Water Technologies plans:  (i) prior plan profit-sharing contributions; (ii) prior plan after-tax contributions; (iii) prior plan matching contributions; and (iv) prior plan rollover contributions (collectively, the “Transferred Accounts”).  A Participant’s Transferred Accounts shall be available for loans in accordance with the procedures of Article 7, and may be withdrawn in-service at any time in accordance with the procedures established by the Plan Administrator.